EXHIBIT 99.1

374Water Appoints Stephen H. McKnight to Board of Directors

Accomplished Real Estate and Banking Executive to Advance Corporate Growth Strategy

MORRISVILLE, NC – February 9, 2026 – 374Water Inc. (NASDAQ: SCWO) (“374Water” or the “Company”), a leading cleantech and services company developing supercritical water oxidation technology for the destruction of organic waste streams, today announced the appointment of Stephen H. McKnight to the Company’s Board of Directors, effective immediately.

Mr. McKnight currently is a principal of Pitt Southwest Investors, a private real estate and development company, which he co-founded in 1989. He brings extensive experience in commercial banking including underwriting and risk management, having spent 14 years with Mellon Bank in Pittsburgh, PA, holding senior roles within the commercial real estate department. During his independent real estate career, his firms have acquired and syndicated numerous apartment, office, condominium, and land investment properties totaling more than 2.5 million square feet. Mr. McKnight also has an extensive history analyzing and investing in private companies across industries. He has also served as a member of the St. Margaret Memorial Hospital Foundation Board of Directors, the Advisory Board of Wilmington Trust FSB, New York, and as director of Wilmington Trust Company’s federal savings bank subsidiary.

Mr. McKnight holds a Master of Business Administration (MBA) from the University of Pittsburgh and a Bachelor of Arts (BA) in Economics from the University of Pennsylvania.

“We are pleased to welcome Mr. McKnight to the Board,” said James Pawloski, Lead Independent Director of 374Water. “His deep expertise in banking, investment strategy, and disciplined capital allocation aligns perfectly with our focus on commercializing AirSCWO technology and scaling our Waste Destruction Services business. Steve brings strong financial insight and a deep understanding of value creation that will support our next phase of growth.

“I am honored to join the Board of 374Water at such an inflection point for the Company,” said Mr. McKnight. “As a long-time investor, I have been an advocate for the Company and the potential for AirSCWO technology to transform the waste destruction landscape. I look forward to working with the Board and management team to deliver sustainable value to our shareholders.”

About 374Water

374Water Inc. (NASDAQ: SCWO) is a global industrial technology and services company providing innovative solutions addressing wastewater treatment and waste management issues within the industrial, municipal, and federal markets. 374Water’s AirSCWO technology is designed to efficiently destroy and mineralize a broad spectrum of non-hazardous and hazardous organic wastes, producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water’s AirSCWO technology has the potential to assist its customers to meet discharge requirements, reduce or eliminate disposal costs, remove bottlenecks, and reduce litigation and other risks. 374Water continues to be a leader in innovative waste treatment solutions, dedicated to creating a greener future and eradicating harmful pollutants. Learn more by visiting www.374water.com and follow us on LinkedIn.

Cautionary Language on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” or other comparable terminology are intended to identify forward-looking statements. These statements include those related to the commercialization of 374Water’s technology, scaling of 374Water’s Waste Destruction Services offering, whether 374Water will transform the waste destruction landscape, the Company’s ability to create long-term value for shareholders, and 374Water’s future prospects and involve known and unknown risks, uncertainties, and other factors that may cause 374Water’s actual results, levels of activity, performance, or 374Water’s achievements or those of its industry to be materially different from those expressed or implied by any forward-looking statements. 374Water has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While 374Water believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the 374Water’s control. These forward-looking statements are subject to risks and uncertainties, including those discussed under “Risk Factors” in 374Water’s Form 10-Q for the quarter ended September 30, 2025, and in 374Water’s subsequent filings and reports with the SEC. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by laws, 374Water disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations and Media Contact

Jim Siccardi

Senior Vice President

Direct: 984-374-1222

Jim.Siccardi@374water.com

www.374Water.com